China Mineral Acquisition Corporation
(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors
China Mineral Acquisition Corporation

We have audited the accompanying balance sheet of China Mineral Acquisition Corporation (a corporation in the development stage) as of August 30, 2004, and the related statements of operations, stockholders' equity and cash flows for the period from March 30, 2004 (inception) to August 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Mineral Acquisition Corporation as of August 30, 2004, and the results of its operations and its cash flows for the period from March 30, 2004 (inception) to August 30, 2004 in conformity with United States generally accepted accounting principles.

Goldstein Golub Kessler LLP
New York, New York

August 30, 2004

China Mineral Acquisition Corporation
(a corporation in the development stage)

Balance Sheet

August 30, 2004
ASSETS
Current assets:
Cash	$979,953
Cash held in Trust Fund	20,400,000
Prepaid expenses	11,000
Total current assets	$21,390,953

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$59,220
Notes payable, stockholders	35,000
Total current liabilities	94,220
Common stock, subject to possible redemption, 799,600 shares at redemption value	4,077,960
Commitment

Stockholders' equity
Preferred stock, $.0001 par value Authorized 1,000,000 shares; none issued
Common stock, $.0001 par value Authorized 20,000,000 shares
Issued and outstanding 5,000,000 shares (which includes 799,600 shares subject to possible redemption)	500
Additional paid-in capital	17,220,535
Deficit accumulated during the development stage	(2,262)
Total stockholders' equity	17,218,773
Total liabilities and stockholders' equity	$21,390,953

See accompanying notes to financial statements.

China Mineral Acquisition Corporation
(a corporation in the development stage)

Statement of Operations
For the period from March 30, 2004 (inception) to August 30, 2004

Formation and operating costs	$1,760

Interest expense	502

Net loss for the period	$(2,262)

Weighted average shares outstanding	1,030,534

Net loss per share	$(.00)

See accompanying notes to financial statements

China Mineral Acquisition Corporation
(a corporation in the development stage)

Statement of Stockholders' Equity
For the period from March 30, 2004 (inception) to August 30, 2004

	Common Stock		Addition paid-in capital	Deficit Accumulated During the Development Stage	Stockholders' Equity
	Shares	Amount
Balance March 30, 2004 (inception)	—	$—	$—	$—	$—
Common shares issued April 22, 2004 at $.0333 per share	750,000	75	24,900		24,975
Common shares issued April 22, 2004 at $.0001 per share	250,000	25			25
Sale of 4,000,000 shares, net of underwriters' discount and offering expenses (includes 799,600 shares subject to possible redemption)	4,000,000	400	21,273,495		21,273,895
Proceeds subject to possible redemption			(4,077,960)		(4,077,960)
Proceeds from issuance of option			100		100
Net Loss				(2,262)	(2,262)
Balance at August 30, 2004	5,000,000	$500	$17,220,535	$(2,262)	$17,218,773

See accompanying notes to financial statements.

China Mineral Acquisition Corporation
(a corporation in the development stage)

Statement of Cash Flows
March 30, 2004 (inception) to August 30, 2004

Cash flow from operating activities
Net loss	$(2,262)
Increase in prepaid expenses	(11,000)
Increase in accrued expenses	1,681

Net cash used in operating activities	(11,581)

Cash flows from investing activities
Cash held in Trust Fund	(20,400,000)
Net cash used in investing activities	(20,400,000)

Cash flows from financing activities
Proceeds from note payable, stockholder	35,000
Proceeds from sale of common stock	25,000
Gross proceeds of public offering	24,000,000
Payment of costs of public offering	(2,668,566)
Proceeds from issuance of option	100

Net cash provided by financing activities	21,391,534

Increase in cash and cash at end of period	$979,953

Supplemental schedule of non-cash financing activities:
Accrual of offering costs	$57,539

See accompanying notes to financial statements.

China Mineral Acquisition Corporation
(a corporation in the development stage)

Notes to Financial Statements

1.    Organization, Business Operations and Significant Accounting Policies

China Mineral Acquisition Corporation ("Company") was incorporated in Delaware on March 30, 2004 as a blank check company whose objective is to acquire an operating business having its primary operations in the People's Republic of China.

All activity from March 30, 2004 (inception) to August 30, 2004 relates to the Company's formation and the initial public offering described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company's initial public offering ("Offering") was declared effective August 24, 2004. The Company consummated the offering on August 30, 2004 and received net proceeds of approximately $21,274,000. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with a company with its primary operations in the People's Republic of China that is engaged in the mining of minerals ("Business Combination"). There is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $20,400,000 of the net proceeds is being held in an interest bearing trust account ("Trust Fund") until the earlier of (i) the consummation of its first Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Fund, funds will only be invested in United States government securities (Treasury Bills) with a maturity of 180 days or less. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. All of the Company's stockholders prior to the Offering, which are all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 1,000,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. In the event that Public Stockholders owning a majority of the shares sold in the Offering vote against the Business Combination or Public Stockholders owning 20% of more of the outstanding stock seek conversion of their shares, the Business Combination will not be consummated.

With respect to the first Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash. The per share conversion price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount held in the Trust Fund) has been classified as common stock subject to possible redemption in the accompanying August 30, 2004 balance sheet.

The Company's Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public

China Mineral Acquisition Corporation
(a corporation in the development stage)

Notes to Financial Statements   — Continued

offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold (Note 2).

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $800. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at August 30, 2004.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.    Initial Public Offering

On August 30, 2004, the Company sold 4,000,000 units ("Units") in the Offering. Each Unit consists of one share of the Company's common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to date on which notice of redemption is given. In connection with this Offering, the Company issued, for $100, an option to the representatives of the underwriters to purchase 300,000 units at an exercise price of $7.50 per unit. The warrants underlying such units are exercisable at $6.65 per share.

3.    Notes Payable, Stockholders

The Company issued an aggregate of $35,000 unsecured promissory notes to three stockholders on April 22, 2004. The notes bear interest at a rate of 4% per year. The notes will be paid following the consummation of the Offering from the net proceeds of such offering. Interest expense through August 30, 2004 amounted to $502. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

4.    Commitment

The Company occupies office space provided by an unrelated party, who has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from

China Mineral Acquisition Corporation
(a corporation in the development stage)

Notes to Financial Statements   — Continued

time to time. The Company has agreed to pay $500 per month for such services commencing on the effective date of the Proposed Offering. The statement of operations for the period ended August 30, 2004 includes $125 related to this agreement.

5.    Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

6.    Common Stock

At August 30, 2004, 8,900,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters' unit purchase option.